Exhibit 10.1.1
iPass Inc.
2003 Equity Incentive Plan
Stock Option Grant Notice
(Special Change of Control Vesting Provisions)
iPass Inc. (the “Company”), pursuant to its 2003 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Nonstatutory Stock Option

Exercise Schedule:	☐ Same as Vesting Schedule ☐ Early Exercise Permitted

Vesting Schedule:	[insert vesting schedule]; provided, however, that if within eighteen (18) months following the closing of a “Corporate Transaction,” (i) your employment by the Company, or an affiliate of the Company, is terminated by the Company without “Cause” or (ii) if you resign your employment for “Good Reason,” then all of your then outstanding unvested shares underlying this option shall vest in full upon the date of such termination (the “Change of Control Provisions”).

For purposes of this option:

“Cause” shall mean the occurrence of any of the following (and only the following): your conviction of any felony involving fraud or act of dishonesty against the Company or its parent corporation or subsidiary corporation (whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code (“Affiliates”)); (ii) your conduct which, based upon good faith and reasonable factual investigation and determination of the Board of Directors of the Company, demonstrates gross unfitness to serve; or (iii) your intentional, material violation of any statutory or fiduciary duty you have to the Company or its Affiliates;

“Corporate Transaction” shall mean (i) the sale of all or substantially all of the assets of the Company or (ii) a merger of the Company with or into another entity in which the stockholders of the Company immediately prior to the closing of the transaction own less than a majority of the ownership interest of the Company immediately following such closing. For purposes of determining whether the stockholders of the Company prior to the occurrence of a transaction described above own less than fifty percent (50%) of the voting securities of the relevant entity afterwards, only the lesser of the voting power held by a person either before or after the transaction shall be counted in determining that person’s ownership afterwards; and

“Good Reason” shall mean your resignation of your employment because (i) the Company requires that you relocate to a worksite that is more than 60 miles from its current principal executive office, unless you agree in writing to such relocation; or (ii) the Company reduces your monthly salary below the gross rate of the then-existing rate at the time of the closing of the Corporate Transaction, unless you agree in writing to such reduction.

Payment:	By one or a combination of the following items (described in the Stock Option Agreement):
By cash or check
Pursuant to a Regulation T Program if the Shares are publicly traded
By delivery of already-owned shares if the Shares are publicly traded
Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

Other Agreements:

iPass Inc.		Optionholder:

By:

	Signature		Signature
Title:		Date:

Date:

Attachments: Stock Option Agreement, 2003 Equity Incentive Plan and Notice of Exercise